UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 16, 2009

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01             Completion of Acquisition or Disposition of Assets.
 Item 9.01              Financial Statements and Exhibits.

As reported in Item 9B of the Annual Report on Form 10-K filed on March 30, 2009 by Sunway Global Inc., a Nevada corporation (the “Company”), on August 31, 2008, the Company entered an agreement with a third party, Liheng Enterprise Company Limited, to acquire 100% of its share capital, for a cash consideration of approximately $7.29 million (RMB$50,000,000). The transaction was completed on January 16, 2009.

In connection with the acquisition of Liheng Enterprise Company Limited, the Company is hereby filing this Current Report on Form 8-K to include the requisite financial statements and pro forma financial information.

(a)   Financial statements of business acquired.  See Exhibit 99.1.
(b)   Pro forma financial information.  See Exhibit 99.2.
(c)   Shell Company Transactions. Not applicable.
(d)   Exhibits. See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Statements of Liheng Enterprise Company Limited.
99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	SUNWAY GLOBAL INC.

	By:	/s/ Bo Liu
Bo Liu
President, Chief Executive Officer, Chairman of the Board